Exhibit 32
PURSUANT TO 18 U.S.C. 1350
Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, each of the undersigned officers of Mymetics Corporation, a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Quarterly Report on Form 10-Q for the three months ended March 31, 2009 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 15, 2009	/s/ Christian Rochet President and Chief Executive Officer

Dated: May 15, 2009	/s/ Ernst Luebke Principal Financial Officer
The foregoing certification is being furnished solely pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as a separate disclosure document.